Pannell Kerr Forster

PKF

International

7th Floor, Marine Building
355 Burrard Street.,
Vancouver, B.C.,
Canada, V6C 2G8
Telephone: 604.687.1231
Facsimile: 604.688.4675

May 8, 2007

United States Securities and Exchange Commission
100 F. Street NE
Washington, D.C. 20549
Attention: Janice McGuirk

Dear Janice:

Re: GoEnergy, Inc. Registration Statement on Form SB-2 File No. 333-137936

We have read the disclosure made by GoEnergy, Inc. pursuant to Item 304 in its Registration Statement (Amendment #2) made on Form SB-2/A.

We agree fully with the language contained in the disclosure statement referring to CHANGES IN OUR CERTIFYING ACCOUNTANT and have no objections or disagreements.

Yours very truly,

Pannell Kerr Forster

Chartered Accountants

KYN/ny/198380